UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2019

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304
 La Jolla, CA 92037

(Address of principal executive offices)

(858) 459-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2019, Reven Housing Funding 2, LLC ("Borrower"), a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc., a Maryland corporation (“Reven”), entered into a Loan Agreement with Arbor Agency Lending, LLC (“Lender”), an approved Seller/Servicer for Federal Home Loan Mortgage Corporation (Freddie Mac). The Loan Agreement provides for a loan (“Loan”) to the Borrower in the original principal amount of $10,523,000.00. The Loan is a seven-year, interest-only payable Loan with principal due and payable at its seven-year maturity, and accruing interest at a fixed rate of 4.72% per annum. The Loan is secured by 143 of Reven’s single family homes. Proceeds of approximately $2.9 million were utilized to purchase 12 homes in Oklahoma City, Oklahoma. Additionally, as a result of the Loan, Reven received approximately $7.4 million of Loan proceeds, net of transaction fees and the purchase of homes noted above, which Reven intends to use for future acquisitions of single family homes.

The Loan Agreement and related loan documents evidencing, governing and/or securing the Loan (collectively, the “Loan Documents”) contain customary terms and conditions, including, without limitation, customary events of default and remedies of the Lender.

Additionally, in connection with the Loan, Reven entered into that certain Guaranty, dated February 11, 2019, with Lender (the “Guaranty”). The Guaranty provides that if Borrower were to default under the Loan Documents and such default remained uncured after any applicable notice and cure period under the Loan Documents had expired, then Reven would be liable for the repayment of the Loan up to $2,630,750.00, plus any additional amounts Borrower had personal liability for pursuant to the terms and provisions of the Loan Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Oklahoma City 45

On February 11, 2019, Reven Housing Funding 2, LLC (“Reven Funding”), a Delaware limited liability company wholly-owned by the Company, closed on its purchase of the final 12 single family homes in the Oklahoma City, Oklahoma metropolitan area pursuant to a Single Family Homes Real Estate Purchase and Sale Agreement with A Signature Holdings, LLC, WRG Investments, LLC, Foster Signature Investments, LLC, and Lone Oak Run Investment Holdings, LLC (collectively, the “Sellers”). The Sellers are unaffiliated with Reven Funding.

The contract purchase price for the 12 acquired properties was approximately $2,893,478, exclusive of closing costs. Reven Funding funded the purchase with the proceeds of the loan described in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above regarding the description of the Loan and the material terms and conditions related thereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: February 13, 2019	/s/ Thad L. Meyer
Thad L. Meyer,
Chief Financial Officer